UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2016

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street Suite 5100 Pittsburgh, Pennsylvania	15219-2706
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 248-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 15, 2016, Kennametal Inc. (the “Company”) and Kennametal Europe GmbH, a Switzerland limited liability company and wholly-owned foreign subsidiary of the Company (“Kennametal Europe”), entered into an unsecured $600 million five-year Fourth Amended and Restated Credit Agreement (the “Agreement”) with the several banks and other financial institutions or entities from time to time parties to the Agreement (“Lenders”), Bank of America, N.A., London Branch (as Euro Swingline Lender), PNC Bank, National Association and JPMorgan Chase Bank, N.A. (as Co-Syndication Agents), Citizens Bank of Pennsylvania, The Bank of Tokyo-Mitsubishi UFJ Trust Company and Mizuho Bank, Ltd. (as Co-Documentation Agents) and Bank of America, N.A. (as the Administrative Agent). Unless otherwise defined herein, capitalized terms used herein have the meaning ascribed to them in the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Agreement amends, restates and replaces the Company’s Third Amended and Restated Credit Agreement dated as of June 25, 2010 (as amended in October 21, 2011 and April 5, 2013) (collectively the “Third Amended and Restated Credit Agreement”) among the Company, Kennametal Europe, Bank of America, N.A., London Branch (as Euro Swingline Lender), PNC Bank, National Association and JPMorgan Chase Bank, N.A. (as Co-Syndication Agents), Citizens Bank of Pennsylvania and Bank of Tokyo-Mitsubishi UFJ Trust Company (as Co-Documentation Agents), Bank of America, N.A. (as the Administrative Agent), and the lending institutions identified in such Third Amended and Restated Credit Agreement, which was set to expire April 5, 2018.

In addition to the Agreement, the Company and certain of its subsidiaries have and in the future may from time to time engage in ordinary course banking and financial activities with some of the lenders party to the Agreement (or their affiliates) and pay fees to such persons. Similarly, as described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015, the Company and certain of its subsidiaries have in the past entered and may enter into foreign currency and interest rate hedging arrangements with counterparties. Existing counterparties include and future counterparties may include one or more of the lenders party to the Agreement (or their affiliates).

The Agreement contains a revolving loan feature that permits the Company to borrow and repay, and reborrow and repay, certain Dollar Revolving Loans (including ABR Loans and Eurocurrency Loans) and/or Multicurrency Loans (based in euros, British Pounds Sterling, Canadian dollars and Japanese Yen subject to multicurrency borrowing limitations based on such loans’ respective U.S. Dollar equivalents) at the Company’s option. The Agreement also permits the Company to borrow in the form of swingline loans (comparatively short-term cash borrowings, denominated in dollars or euros), as well as to obtain Letters of Credit (including standby or trade letters of credit, bank guaranties or other similar forms of credit).

The $600 million borrowing capacity under the Agreement has sublimits as follows: $50 million in Letters of Credit, $100 million for Swingline Loans ($75 million sublimit for the Company and $25 million sublimit for Kennametal Europe), and $300 million for multicurrency borrowings. The sublimit for loans to foreign borrowers is set at $250 million. Further, the borrowing capacity under the Agreement may be increased by an aggregate amount not to exceed $250 million at the Company’s request if the existing lenders agree to increase their commitments or if the Company adds additional lenders. All borrowings may be prepaid without penalty by the Company under certain circumstances, and all outstanding principal and accrued but unpaid interest must be repaid not later than the Termination Date of April 15, 2021, or earlier upon the occurrence of an event of default or in compliance with the applicable repayment or termination provisions of each borrowing feature provided for in the Agreement.

The Agreement also contains various affirmative and negative covenants, among other terms and conditions, including financial covenants that require that the Company maintain on a rolling four quarter basis (1) a minimum Consolidated Interest Coverage Ratio of 3.5:1 and (2) a Consolidated Leverage Ratio of not more than 3.75:1, stepping down to 3.5:1 commencing with the fiscal quarter ending June 30, 2017 and for all periods thereafter. Further, the Consolidated EBITDA definition has been modified to permit up to $120 million in aggregate cash restructuring charges to be added back during the period commencing with the Company’s fiscal quarter ended March 31, 2016 through December 31, 2017, and covenants regarding the incurrence of indebtedness, liens, fundamental changes, transactions with affiliates, clauses restricting subsidiary distributions, off-balance sheet financings, disposition of property, investments, sanctions and anti-corruption laws, delivery of financial information, maintenance of properties, continuation of business and notices.

In connection with the Agreement, the Company has agreed to pay specified facilities fees, which will vary on a percentage basis determined in accordance with a Pricing Grid set forth in the Agreement depending on the Company’s then applicable Debt Rating, and fees related to standby and trade letters of credit, in addition to interest accruing on borrowings.

Under the Agreement, Company borrowings will bear interest as follows:

1.	ABR Loans — A rate per annum equal to the ABR determined for such date, plus the ABR Applicable Margin as set forth in the Pricing Grid.

2.	Eurocurrency Loans and Multicurrency Loans — A Eurocurrency Rate plus the Eurocurrency Applicable Margin as set forth in the Pricing Grid.

3.	Swingline Loans — At (A) Bank of America’s cost of funds, plus the Swingline Applicable Margin or, if such rate is not available, then (B) the Federal Funds Effective Rate, plus the Swingline Applicable Margin as set forth in the Pricing Grid.

4.	Euro Swingline Loans — At the Quoted Rate, plus the Swingline Applicable Margin as set forth in the Pricing Grid.

5.	Letters of Credit — At the applicable fee rate with respect to the type of letter of credit as set forth in the Pricing Grid.

The applicable margins and rates depend upon the Debt Rating in effect at the time of such borrowing set forth in the Pricing Grid.

The Company’s significant domestic subsidiary has, pursuant to the Agreement, entered into a guarantee agreement for the benefit of the Lenders, pursuant to which such guarantor-subsidiary has irrevocably guaranteed the payment and performance of the Company’s obligations under the Agreement. The Company and this subsidiary have also guaranteed the payment and performance of the foreign borrower(s) under the Agreement.

The Agreement also contains customary events of default, including failure to pay principal, interest and other amounts due under the Agreement, defaults on other indebtedness of the Company and certain subsidiaries thereof, which indebtedness exceeds $50 million in the aggregate, any subsidiary guarantee (discussed above) ceasing to be effective (subject to certain exclusions), breaches of representations and warranties, change of control events, certain events with respect to pension plans, bankruptcy, the entry of unstayed judgments in excess of $25 million in the aggregate and breaches of covenants. Upon the occurrence of an event of default, under certain circumstances, the obligations of the Company under the Agreement may become due and payable immediately either automatically or following an action taken by the Administrative Agent.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1.

The Agreement is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement are made solely for purposes of the Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 with respect to the Agreement is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Fourth Amended and Restated Credit Agreement dated as of April 15, 2016 among Kennametal Inc. and Kennametal Europe GmbH (the “Borrowers”), the several banks and other financial institutions or entities from time to time parties to the Agreement (“Lenders”), Bank of America, N.A., London Branch (as Euro Swingline Lender), PNC Bank, National Association and JPMorgan Chase Bank, N.A. (as Co-Syndication Agents), Citizens Bank of Pennsylvania, The Bank of Tokyo-Mitsubishi UFJ Trust Company and Mizuho Bank, Ltd. (as Co-Documentation Agents), Bank of America, N.A. (as the Administrative Agent).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date:	April 19, 2016	By:	/s/ Kevin G. Nowe
Kevin G. Nowe
Vice President, Secretary and General Counsel